Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference on this Registration Statement on Form S-8 of our report dated September 10, 2018 on the consolidated financial statements of Rhinebeck Bancorp, MHC and Subsidiaries, which appears in the Registration Statement on Form S-1, as amended (File No. 333-227266), of Rhinebeck Bancorp, Inc.

/s/ Baker Tilly Virchow Krause, LLP

New York, New York
February 11, 2019